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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 August 7, 1997



                                   DQE, Inc.
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Pennsylvania                     1-10290               25-1598483
         ------------                     -------             ---------------
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                    Cherrington Corporate Center, Suite 100
         500 Cherrington Parkway, Coraopolis, Pennsylvania  15108-3184
         -------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code:   (412) 262-4700



                                      N/A
         (Former name or former address, if changed since last report.)
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Items 1-4.  Not applicable.


Item 5.  Other Events.

         At its annual meeting of stockholders held on August 7, 1997, the registrant's stockholders voted (1) to approve the Agreement and Plan of Merger dated as of April 5, 1997 among the registrant, Allegheny Power System, Inc. ("APS"), and AYP Sub, Inc. (the "Merger Agreement"), (2) to approve a proposal to amend the registrant's Restated Articles of Incorporation to make Sections 2541-2548 of the Pennsylvania Business Corporation Law inapplicable to the registrant, (3) to elect Daniel Berg, Robert Bozzone, William Knoell and Thomas Murrin as directors for terms expiring in the year 2000, (4) to approve the appointment of Deloitte & Touche LLP as independent public accountants to audit the books of the registrant for the year ended December 31, 1997, and (5) to reject an advisory stockholder proposal to eliminate three year terms for directors.

         At its annual meeting of shareholders held on August 7, 1997, APS's shareholders approved the issuance of stock as required under the Merger Agreement.




Items 6-7.  Not applicable.


                       __________________________________

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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                         DQE, Inc.
                                                     ---------------
                                                       (Registrant)



Date    August 7, 1997            /s/Victor A. Roque
        --------------          ----------------------
                                      (Signature)
                                    Victor A. Roque
                                  Vice President and
                                    General Counsel